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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


VITAL LIVING PRODUCTS, INC.:

         We hereby consent to the use in this registration statement on Form SB-2 of our report dated February 26, 2001, relating to the balance sheet as of December 31, 2000 and the statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2000 and 1999, of Vital Living Products, Inc. We also consent to the reference to our firm under the caption "Experts" in the prospectus.

                                           /s/ Wagner Noble & Company
                                           ------------------------------------
                                           Wagner Noble & Company
                                           Certified Public Accountants

Charlotte, North Carolina

January 11, 2002